STANDARD & POOR'S        Frank A. Ciccotto, Jr.       55 Water Street-45th Floor
                         Senior Vice President                New York, NY 10041
                         Securities Evaluations               (212) 438-4417 Tel
                                                              (212) 438-7748 Fax
                                                      frank_ciccottojr@sandp.com



September 8, 2016




First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:      The First Trust Combined Series 536

Gentlemen:

We have examined the Registration Statement File No. 333-213308, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 536. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.